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                                                                  EXHIBIT 10.2




                            STOCK PURCHASE AGREEMENT


         AGREEMENT dated as of August 2, 1996, among TH-Q, Inc., a New York corporation (the "Buyer"), on the one hand, and Andrew G. Sispoidis and Peter
G. Sispoidis (collectively, the "Sellers", and each individually, a "Seller"), severally, on the other hand, to purchase and sell shares of capital stock of Heliotrope Studios, Inc., a Connecticut corporation (the "Company").

         The Sellers are the beneficial and record owners of all of the issued and outstanding shares (the "Shares") of capital stock of the Company. The Sellers wish to sell and the Buyer wishes to purchase the Shares upon the terms of this Agreement.

         Accordingly, the parties agree as follows:

         1.      Sale and Purchase of Shares.

                 1.1       Sale of Shares.  On the Closing Date provided for in
Section 2, the Sellers shall sell their Shares to the Buyer and the Buyer shall purchase the Shares for the purchase price provided in Section 1.2. The Shares owned by each Seller respectively, consist of the following:

                           Seller                           Shares

                           Andrew Sispoidis                   50
                           Peter Sispoidis                    50

                 1.2 Purchase Price. The aggregate purchase price for the Shares (the "Purchase Price") is $100 cash.

                           1.2.1       Payment of Purchase Price. The Purchase
Price shall be paid by the Buyer on the Closing Date. The Buyer shall make the deliveries due to Sellers pursuant to this Section 1.2. in the amount equal to such Seller's interest in the Purchase Price, set forth as follows:

                           Seller                           Cash

                           Andrew Sispoidis                  $50
                           Peter Sispoidis                   $50

                 1.3 Delivery of Shares. On the Closing Date, the Sellers shall deliver to the Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer. The stock certificates for the Shares shall be deemed to be delivered in Guilford, Connecticut.






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         2.      Closing; Closing Date.  The closing of the sale and purchase of the Shares contemplated hereby (the "Closing") shall take place on August 2, 1996 by express mail, or such other date and in such other manner as the Buyer and the Sellers agree. The time and date upon which the Closing occurs is herein called the "Closing Date."

         3. Representations and Warranties of the Sellers. The Sellers, jointly and severally, represent and warrant to the Buyer as follows:

                 3.1 Due Incorporation and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. The Company does not transact business in any other jurisdiction and files no franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom nor does it own or lease property in any other jurisdiction.

                 3.2 Outstanding Capital Stock. The Company is authorized to issue 20,000 shares of Common Stock, no par value, 100 shares of which are issued and outstanding. No other class of capital stock of the Company is authorized or outstanding. All of the Shares are duly authorized and are validly issued, fully paid and non-assessable.

                 3.3 Options or Other Rights. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or any Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind convertible into such capital stock.

                 3.4 Subsidiaries and Other Affiliates. The Company has no subsidiaries or affiliates.

                 3.5 Articles of Incorporation and By-laws. The Company has heretofore delivered to the Buyer true and complete copies of the Articles of Incorporation and By-laws of the Company as in effect on the date hereof. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors and of the stockholders since incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company are true and complete.





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                 3.6       Balance Sheet.  The unaudited balance sheet of the
Company (the "Balance Sheet") dated June 30, 1996 (the "Balance Sheet Date") attached as Exhibit A to this Agreement, fairly presents the financial condition of the Company as of June 30, 1996.

                 3.7 No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of the Company, other than a continuation for the period since the Balance Sheet Date of the operating losses reflected on the Balance Sheet, and neither the Company nor any Seller knows of any such change that is threatened, nor has there been any damage, destruction or loss materially adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of the Company whether or not covered by insurance.

                 3.8 Tax Matters. Except as disclosed on Schedule 3.8, the Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof, and all deficiencies or other additions to tax, interest and penalties owed by it, in connection with any such Taxes, and (ii) has filed all returns for Taxes that it is required to file through the date hereof.

                 3.9       Compliance with Laws.  Except as set forth on
Schedule 3.9, the Company is not in violation of any applicable order, judgment, injunction, award or decree. Except as set forth on Schedule 3.9, the Company is not in violation of any federal, state, local or foreign law, ordinance or regulatory body, court or arbitrator applicable to the Company Business (as defined in Section 8 below) which violation may have a material adverse effect on the Company or the Company Business. Except as set forth on
Schedule 3.9, the Company has all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits", which term shall not include copyrights) that are material to or necessary for the conduct of the Company Business; such Permits are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company or any of the Sellers, threatened to revoke or limit any Permit.

                 3.10 No Breach. The execution, delivery and performance of this Agreement and the consummation of the





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transactions contemplated hereby will not (i) violate any provision of the
Articles of Incorporation or By-laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the securities or properties of the Company or the Company Business; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or the securities or properties of the Company or to the Company Business; or (v) violate any Permit.

                 3.11      Actions and Proceedings.  Except as set forth on
Schedule 3.11, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or the Sellers. Except as set forth on Schedule 3.11, there are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the knowledge of the Company or any Seller, investigations pending or, to the knowledge of the Company or any Seller, threatened against or involving the Company or any of its properties or assets, that, individually or in the aggregate, could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations, or condition (financial or otherwise) of the Company. As set forth on Schedule 3.11, except for the Company's exposure to suits to collect unpaid obligations, to the knowledge of the Company or any Seller, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on Schedule 3.11 if currently pending or threatened. There are no actions, suits, claims or legal, administrative or arbitral proceedings pending or, to the knowledge of the Company or any Seller, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company, or the heirs, executors or administrators of such director or officer, against the Company or any successor to the Company Business.

                 3.12      Contracts and Other Agreements; Consents.  Schedule
3.12 sets forth all of the contracts and other agreements to which the Company is a party or by or to which the Company or its assets or properties are bound or subject which are deemed to be material by the Company to the Company Business. All of such contracts and other agreements are valid, subsisting,





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in full force and effect and binding upon the parties in accordance with their terms. Except as separately identified on Schedule 3.12, the Company is not a party to or bound by an contract or other agreement (i) under which the Company or the other party thereto, to the knowledge of the Company, is in material default, or (ii) that either individually or in the aggregate materially adversely affects its assets, properties, business, operations or condition (financial or otherwise), or that was entered into other than in the ordinary course of business. Except as separately identified on Schedule 3.12, no approval or consent of any person is needed in order that the contracts and other agreements set forth on Schedule 3.12 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

                 3.13 Real Estate. Except as specified in this Section 3.13, the Company is party to no lease, sublease or other agreements under which the Company is bound or contractual obligations on its part to purchase or acquire any interest in real property. The only lease of real property to which the Company is a party is the lease of its office premises at 536 Whitfield Street, Guilford, Connecticut, a copy of which has been supplied to Buyer. Such leases, subleases and other agreements are in full force and effect and the Company has not received any notice of any default thereunder. The leasehold interests of the Company are subject to no lien or other encumbrance and enjoy a right of quiet possession as against any lien or other encumbrance on the property.

                 3.14 Accounts and Notes Receivable. The Company has no accounts or notes receivable.

                 3.15      Inventory.  The Company has no inventory.

                 3.16 Tangible Property. The only items of tangible property used by the Company are computers, office furniture and supplies, all of which are listed on Schedule 3.16. The items listed on Schedule 3.16 as "borrowed" have been loaned to the Company by its shareholders without charge. None of the items listed on Schedule 3.16 held under lease. The physical condition of such property is adequate for the continued conduct of the Company Business.

                 3.17 Intangible Property. The Company owns no registered patents, trademarks, service marks, trade names or franchises, has not completed and filed any applications for any of the foregoing, and owns no permits or licenses of any of the foregoing.





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                 3.18      Liens.  Except for liens arising under statute as
security for unpaid judgments, the Company owns outright and has good and marketable title to all assets and properties owned by it, including, without limitation, all of the assets and properties reflected on the Balance Sheet, in each case free and clear of any lien or other encumbrance.

                 3.19 Accounts Payable. Schedule 3.19 sets forth a true and correct aged list of all accounts payable of the Company as of July 29, 1996.

                 3.20 Liabilities. As at the Balance Sheet Date, the Company had no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of Taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities"), that were not fully and adequately reflected or reserved against on the Balance Sheet, other than fines, penalties and interest charges related to the late payment or non-payment of Taxes. Except as set forth on Schedule 3.20, the Company has no Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business, and (iii) possible liabilities for attorneys' fees, court costs and interest on judgments for unpaid amounts owed by the Company. Neither the Company nor any Seller has any knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any successor to their business except in the ordinary course of business or as otherwise set forth on
Schedule 3.20.

                 3.21 Suppliers and Customers. The Company has no suppliers or any customer other than Blizzard Entertainment.

                 3.22 Employee Benefit Plans. The Company has no pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements, maintained by the Company or under which the Company in respect of, or which otherwise cover, any of the current or former officers or employees of the Company or their beneficiaries.

                 3.23 Employee Relations. The Company has two employees, in addition to the Sellers. The Company has not, nor, to the knowledge of the Company or any Seller, is there now





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threatened, work stoppage, work slowdown, or other labor trouble that had or may have a material adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company. The Company has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any employee.

                 3.24 Insurance. The Company carries no insurance of any kind.

                 3.25 Company Products. The Company neither manufactures nor markets nor distributes any tangible products.

                 3.26      Operations of the Company.  Except as set forth on
Schedule 3.26, since the Balance Sheet Date the Company has not:

                           (i)         declared or paid any dividends or
declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                           (ii)        made any change in its accounting
methods or practices;

                          (iii)       materially changed any of its business
policies;

                           (iv)        made any wage or salary increase or
bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same;

                           (v)         made any loan or advance to any of its
shareholders, officers, directors, employees, consultants, agents or other representatives;

                           (vi)        made any payment or commitment to pay
any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

                           (vii)       except in the ordinary course of
business, and in the case of liens, as stated in Section 3.18: entered into any lease (as Lessor or lessee); disposed of or granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;





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                           (viii)      except for any advances made by the
Buyer and accounts payable for rent, utilities, taxes and salaries in the ordinary course of business, and the fees and disbursements of Sullivan & Worcester LLP for services in connection with the negotiation, drafting and closing under this Agreement, incurred or assumed any indebtedness for borrowed money, debt, obligation or liability;

                           (ix)        made any acquisition of all or any part
of the assets, properties, capital stock or business of any other person out of the ordinary course of business;

                           (x)         suffered or incurred any damage,
destruction or loss materially adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of the Company;

                           (xi) made any change in the types, nature,
composition or quality of its products which could have a material effect on the business or condition (financial or otherwise) of the Company;

                           (xii)       terminated or failed to renew, or
received any written threat to terminate or fail to renew, any contract or other agreement that is or was material to the assets, properties, business, operations or condition (financial or otherwise) of the Company; or

                           (xiii)      except in the ordinary course of
business, entered into any other material contract or other agreement or other material transaction.

                 3.27 Section 341(f) of Internal Revenue Code. The Company has not at any time consented under section 341(f)(1) of the Code to have the provisions of section 341(f)(2) of the Code apply to any sale of its stock.

         4. Representations and Warranties of Each Seller Severally. Each Seller, severally and not jointly, represents and warrants to the Buyer as follows:

                 4.1 Title to Shares. Such Seller owns beneficially and of record, free and clear of any lien or other encumbrance, or owns of record and has full power and authority to convey free and clear of any lien or other encumbrance, the Shares purported to be sold by such Seller under Section 1.1 of this Agreement and, upon delivery of and payment for such Shares as herein provided, the Buyer will acquire good and valid title thereto, free and clear of any lien or other encumbrance.





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                 4.2       Authority to Execute and Perform Agreements.  Such
Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully
such Seller's obligations hereunder.   This Agreement has been duly executed
and delivered and is the valid and binding obligation of such Seller enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by such Seller of this Agreement in accordance with its respective terms and conditions will not (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;
(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default under, any statute, regulation, order, judgment or decree applicable to such Seller or to the Shares held by such Seller, or any instrument, contract or other agreement to which such Seller is a party or by or to which such Seller is or the Shares held by such Seller are bound or subject; (iii) result in the creation of any lien or other encumbrance on the Shares held by such Seller. Such Seller has delivered to the Buyer true and complete copies of all shareholder agreements relating to the Shares.

                 4.3 Delivery of Buyer Information. Such Seller acknowledges that the Buyer has delivered to such Seller a copy of the Buyer's Annual Report on Form 10-K for the year ended December 31, 1995, Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and Proxy Statement in connection with the Annual Meeting of Shareholders of the Buyer held on June 18, 1996 (such documents constituting the "Financial Information").

         5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:

                 5.1 Due Incorporation. The Buyer is duly organized, validly existing and in good standing under the laws of the State of New York, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

                 5.2 Corporate Power and Authority of the Buyer. The Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations under this Agreement. This Agreement has been duly executed and delivered, and is the valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by the Buyer of this Agreement in accordance with its respective terms and conditions will not (i) require the approval or consent of any governmental or regulatory





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body or the approval or consent of any other person or (ii) conflict with or result in any breach of default under, the Articles of Incorporation or Bylaws of the Buyer, or any statute, regulation, order, judgment or decree applicable to the Buyer or any instrument, contract or other agreement to which Buyer is a party or by which the Buyer is bound or subject.

                 5.3 Purchase for Investment. The Buyer acknowledges that the Shares are not registered under the Securities Act or registered or qualified under applicable state securities laws and the Buyer is purchasing the Shares for investment and not for resale or distribution.

                 5.4 Buyer's Financial Information. The financial statements included in the Financial Information fairly present the consolidated financial condition and consolidated results of operations of Buyer and Buyer's subsidiaries as of the dates and for the periods covered thereby (subject in the case of interim reports for the first quarter of 1996, to year-end adjustments consisting only of normal recurring accruals and customary notes) in accordance with generally accepted accounting principles applied in a manner consistent with the principles applied during Buyer's fiscal year ended December 31, 1995.

         6. Conditions precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                 6.1 Representations and Covenants. The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects.

                 6.2 Permits, Approvals and Consents. All Permits and consents and approvals from parties to contracts or other agreements with the Company or with any Seller that may be required in connection with the performance by either Seller of his obligations under this Agreement or the continuance of such contracts or other agreements and required for the lawful consummation of the Closing shall have been obtained.

                 6.3 Satisfactory Due Diligence. The Buyer shall have satisfied itself, after receipt and consideration of the Schedules and after the Buyer and its representatives have completed the business and legal review of the Company Business contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the reasonable opinion of the Buyer may result in, a materially adverse change in the assets, properties, business of condition (financial or otherwise) of the Company.





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                 6.4       Resignations of Officers and Directors.  The Buyer
shall have received the resignation, dated the Closing Date, of each officer and director of the Company.

                 6.5 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the opinion of the Buyer, a materially adverse effect on the assets, properties, business, operations or conditions (financial or otherwise) of the Company.

                 6.6 Delivery of Stock Certificates; Transfer Taxes. The Sellers shall have delivered to the Buyer on the Closing Date stock certificates representing all of the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer. Each Seller shall have paid, or caused to be paid, all stock transfer and other taxes required to be paid in connection with the sale and delivery to the Buyer of the Shares owned by such Seller.

                 6.7 Employment Agreements. Simultaneously with the Closing, the Company, the Buyer and each of the Key Employees (as defined in Section 8) shall enter into Employment Agreements with the Company in the form of Exhibit B.

                 6.8 Stock Option Agreements. Simultaneously with the Closing, the Buyer and each of the Key Employees shall enter into Stock Option Agreements with the Company in the form of Exhibit C.

         7. Conditions Precedent to the Obligation of the Sellers to Close. The obligation of the Sellers to enter into and complete the Closing is subject, at the option of the Sellers acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by them:

                 7.1 Representations and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects.

                 7.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction.





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                 7.3       Employment Agreements.  Simultaneously with the
Closing, the Company, the Buyer and each of the Key Employees shall enter into Employment Agreements with the Company in the form of Exhibit B.

                 7.4 Stock Option Agreements. Simultaneously with the Closing, the Buyer shall enter into Stock Option Agreements with each of the Key Employees in the form of Exhibit B.

         8.      Covenants of Sellers.

                 8.1 Covenants Against Competition. Andrew Sispoidis and Peter Sispoidis (the "Key Employees") each acknowledges that (i) the Company is engaged in the business of developing software for games for use on various home entertainment systems, including without limitation, video, personal computers and home console entertainment systems (the "Company Business"),
(ii) he is one of the limited number of persons who developed such business;
(iii) the Company Business is conducted in the United States; (iv) his work for the Company has given him and will continue to give him access to trade secrets of and confidential information concerning the Company; (v) the agreements and covenants contained in this Section 8 are essentially to protect the business and goodwill purchased by the Buyer; and (vi) the Buyer would not purchase the Shares but for such agreements and covenants. Accordingly, each covenants and agrees, with respect to himself, as follows:

                           8.1.1       Non-Compete.  During the term of the Key
Employee's employment with the Company or any of its affiliates and for a period of one year following the termination, for cause or otherwise, of the Key Employee's employment with the Company (the "Restricted Period"), the Key Employee shall not in the United States, or, any political subdivision thereof, or any other location where the Company is engaged in the Company Business, directly or indirectly, (i) engage in the Company Business for the Key Employee's own account; (ii) enter the employ of, or render any services to, any person engaged in a business which competes with the Company Business or
(iii) become interested in any such person in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, the Key Employee may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if the Key Employee is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 5% or more of any class of securities of such person.





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                           8.1.2       Confidential Information; Personal
Relationships. During and after the Restricted Period, the Key Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters of the Company and other affiliates, including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company or other affiliates learned by the Key Employee heretofore or hereafter, other than information which is now, or hereafter becomes, publicly known without any breach by either Employee of the provisions of this Section 8.1.2; nor may the Key Employee exploit for his own benefit or the benefit of others personal relationships with customers or suppliers of the Company formed heretofore or hereafter in competition with the Company or any affiliate of the Company.

                           8.1.3       Property of the Company.  All memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Key Employee, or made available to the Key Employee relating to the Company or other affiliates, are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Key Employees employment with the Company or other affiliates or at any other time on request.

                           8.1.4       Employees and Consultants of the
Company. During the Restricted Period, the Key Employee shall not, directly or indirectly, hire or solicit any employee or any consultant of the Company or other affiliates or encourage any such employee or consultant to leave such employment or terminate such consulting agreement, respectively.

                 8.2 Rights and Remedies Upon Breach. If the Key Employee breaches, or threatens to commit a breach of, any of the provisions of
Section 8.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                           8.2.1       Specific Performance.  The right and
remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any





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



breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                           8.2.2       Accounting.  The right and remedy to
require the Key Employee to account for and pay over to the Company, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by the Key Employee as the result of any transactions constituting a breach of the Restrictive Covenants.

                 8.3 Severability of Covenants. Each Key Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                 8.4 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                 8.5       Outstanding Liabilities.   In the event that the
Liabilities of the Company as of the Closing Date (whether billed or not as of the Closing Date) exceed an aggregate amount of $90,000 (which $90,000 amount shall include the $25,000 advance made by the Buyer to the Company prior to Closing) (the "Permitted Liabilities"), the Sellers jointly and severally agree to pay such Liabilities to the extent and in the amount that such Liabilities exceed, whether individually or in the aggregate, the Permitted Liabilities. Payment of the Liabilities by the Sellers shall be made to the respective parties to whom such Liabilities are owed or, in the event that such Liabilities are repaid by the Buyer, to the Buyer pursuant to Section 10.1.

         9. Survival of Representations and Warranties of the Sellers. Notwithstanding any right of the Buyer fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers and of each Seller contained in this Agreement. All such representation, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for a period of twelve (12) months after the Closing.

         10.     Indemnification.

                 10.1 Obligation of the Sellers to Indemnify. The Sellers jointly and severally agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement or in any document or other papers delivered pursuant to Sections 3 or 6. The Sellers also jointly and severally agree to indemnify and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) payments made by the Buyer in respect of Liabilities of the Company which exceed Permitted Liabilities (as referred to in Section 8.5), including, without limitation, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements). The obligation to indemnify set forth in this Section 10.1 are hereinafter referred to as the "Joint Obligation." Each Seller agrees to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Seller contained in Section 4.1 or 4.2 or in any document or other papers delivered pursuant to Sections 4.1, 4.2 or 6 (the "Individual Obligation").

                 10.2 Obligation of the Buyer to Indemnify. The Buyer agrees to indemnify, defend and hold harmless the Sellers from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Buyer contained in Section 5 or in any document of other papers delivered pursuant to
Section 5 or 7.

         11.     Miscellaneous.

                 11.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                           (i)         "affiliate" with respect to any person
at any time, means any other person which at such time is controlling, controlled by or under common control with such person.

                           (ii)        "contracts and other agreements" means
all contracts, agreements, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or other binding arrangements.

                           (iii)       "document or other papers" means any
document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

                           (iv)        "governmental or regulatory body" means
any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

                           (v)         "lien or other encumbrance" means any
lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                           (vi)        "person" means any individual,
corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                           (vii)       "property" means real, personal or mixed
property, tangible or intangible.

                 11.2 Knowledge. As used in this Agreement, the term "knowledge," with respect to the Company or the Buyer, means the actual knowledge of its officers, directors or shareholders and, with respect to the Sellers, means the actual knowledge of any of the Sellers.

                 11.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date on which received or on which delivery is refused, as follows:

                           (i)         if to the Buyer, to:
                                       TH-Q, Inc.
                                       5016 North Parkway Calabasas
                                       Calabasas, California 91302
                                       Attention: Brian J. Farrell

                                       with a copy to:
                                       Sidley & Austin

                                       555 West Fifth Street, 40th Floor
                                       Los Angeles, California 90013
                                       Attention:  Sherwin J. Samuels, Esq.

                           (ii)        if to the Sellers, to:
                                       Heliotrope Studios, Inc.
                                       530 Whitfield Street
                                       Guilford, Connecticut  06437
                                       Attention: Andrew G. Sispoidis

                                       with a copy to:
                                       Sullivan & Worcester LLP
                                       One Post Office Square
                                       Boston, Massachusetts 02108
                                       Attention: Thomas E. Weesner, Esq.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                           11.4        Entire Agreement.  This Agreement
(including the Schedules) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

                           11.5        Waivers and Amendments; Non-Contractual
Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                           11.6        Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State (without regard to any conflicts of law provisions hereof). By its execution and delivery of this Agreement, Buyer and each Seller agrees that any action, suit or proceeding against it arising out of or by reason of this Agreement, the Employment Agreement, the Option Agreements or the transaction contemplated by any of them may be brought in any state or federal court of competent jurisdiction sitting in the Borough of Manhattan in the City, county and State of New York, in addition to any other court in which such action, suit or proceeding might have been brought, agrees that process may be served in any such action, suit or proceeding in any manner provided by the rules of such court, and without limitation by delivering a copy thereof by registered or certified mail, return receipt requested, postage prepaid, to such party at its or his address for notices provided for herein, and agrees to be bound by the judgment of such court, in any such action, suit or proceeding.

                           11.7        Binding Effect; Third Party
Beneficiaries. This Agreement shall be binding upon and inure to the sole benefit of the parties to this Agreement and their respective successors and no other party shall have any right, priority or benefit under this Agreement.

                           11.8        Variations in Pronouns.  All pronouns
and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                           11.9        Counterparts.  This Agreement may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           11.10       Exhibits and Schedules.  The Exhibits
and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                           11.11       Headings.  The headings in this
Agreement are for reference only, and shall not affect the interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:                                 TH-Q, Inc.


                                       /s/ Brian J. Farrell
                                       -----------------------------------
                                       Name: Brian J. Farrell
                                       Title: President




SELLERS:                               Andrew G. Sispoidis


                                       /s/ Andrew G. Sispoidis
                                       -----------------------------------

                                       Peter G. Sispoidis

                                       /s/ Peter G. Sispoidis
                                       -----------------------------------